UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2014

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	45-2457757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218 Glen Allen, Virginia	23059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 433-1522

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 24, 2014, Straight Path IP Group, Inc. (“SPIPG”), a subsidiary of Straight Path Communications Inc. (the “Registrant”) and defendants Samsung Electronics Co., Ltd., Samsung Electronics America, Inc. and Samsung Telecommunications America, LLC (collectively, “Samsung”) jointly filed a motion to stay a patent infringement action pending in the United States District Court for the Eastern District of Texas. On October 29, 2014, the court granted the motion and stayed the action in light of SPIPG’s intended appeal of a United States Patent and Trademark Office (“USPTO”) Patent Trial and Appeal Board’s decision in Sipnet EU S.R.O. v. Straight Path (“Sipnet Ruling”) and in light of three inter partes review petitions filed by Samsung.

The parties were advised to inform the court within 30 days of final resolution of Samsung petitions for inter partes review and SPIPG’s appeal of the Sipnet Ruling.

In light of the Sipnet Ruling, and SPIPG’s intent to appeal that ruling to the United States Court of Appeals for the Federal Circuit, SPIPG has determined not to oppose motions brought by defendants in suits brought by SPIPG to stay ongoing proceedings and may seek such stays on its own. In addition to other matters related to the Sipnet Ruling, SPIPG intends to challenge the construction of specific claims by the USPTO Patent Trial and Appeal Board. SPIPG believes that, following a successful appeal and a proper construction of its claims by the Federal Circuit, its actions against the remaining parties will be strengthened.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

By:	/s/ Davidi Jonas
Name: Davidi Jonas
Title: Chief Executive Officer

Dated: November 3, 2014